                                                  File No: 54521.000024


                                                              EXHIBIT 5


July 11, 2001



FBR Asset Investment Corporation
Potomac Tower, 1001 Nineteenth Street North
Arlington, Virginia  22209

RE:   FBR Asset Investment Corporation
      Registration on Form S-11
      Registration No. 333-63344

Ladies and Gentlemen:

We have served as counsel to FBR Asset Investment Corporation, a Virginia corporation (the "Company"), in connection with the proposed offering by the Company of up to 4,887,500 shares of the Company's Common Stock, $.01 par value per share (the "Shares," which term shall include such additional shares of Common Stock as may be offered pursuant to Rule 462 under the Securities Act of 1933, as amended (the "1933 Act")), covered by the above-referenced registration statement on Form S-11 (the "Registration Statement"), under the 1933 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

     1. The Registration Statement, including all amendments thereto, with the prospectus deemed included therein (the "Prospectus"), in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2.   The Articles of Incorporation of the Company;

     3.   The Bylaws of the Company;

     4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company; and

     5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In issuing this opinion, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company or state officials and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation, duly formed and existing under and by virtue of the laws of the Commonwealth of Virginia and is in good standing under the laws of the Commonwealth of Virginia.

     2. The Shares are duly authorized and, when hereafter issued against payment therefor in accordance with the Resolutions and the Prospectus, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Virginia and we do not express any opinion herein concerning any other law.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,



HUNTON & WILLIAMS